Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS THIRD QUARTER 2017 RESULTS

Net Income Increased 85% Quarter-Over-Quarter to $14.2 Million; Net Revenue Increased 5% to $57.2 Million

Record Quarter for Commercial Originations; Loan Pipeline Near Record Level Entering Q4

STUART, Fla., October 26, 2017 /PRNewswire/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported net income of $14.2 million for the third quarter of 2017, a 56% or $5.1 million increase from the third quarter of 2016. Year to date net income as of September 30, 2017 was $29.8 million, a 62% or $11.4 million increase compared to the prior year period. The Company reported third quarter adjusted net income1 of $15.1 million, representing a 37% or $4.1 million increase from the third quarter of 2016. Year to date adjusted net income1 was $38.1 million, a 40% or $10.8 million increase compared to prior year to date results.

For the third quarter 2017, return on average tangible assets was 1.12%, return on average tangible shareholders’ equity was 12.4%, and the efficiency ratio was 58.9%, compared to 0.88%, 10.9%, and 68.6%, respectively, in the third quarter of 2016.  Adjusted return on average tangible assets1 was 1.16%, adjusted return on average tangible shareholders’ equity1 was 12.8%, and the adjusted efficiency ratio1 was 57.7%, compared to 1.01%, 12.6%, and 63.1%, respectively, in the third quarter of 2016.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said “Our record third quarter results show the investments we have made over the past two years to modernize our banking platform and how we serve customers are resonating. We are successfully transforming Seacoast into an integrated financial services provider that is providing better experiences for our customers and creating value for our shareholders.”

“We continue to execute our balanced growth strategy, expanding loans and households organically; maintaining portfolio granularity, to manage risk; and completing disciplined, accretive acquisitions. On October 20, we completed the acquisition and integration of NorthStar Bank, bolstering our presence in the attractive Tampa market, and expect to close and integrate Palm Beach Community Bank next month, expanding our presence into South Florida. Both transactions are on track to perform as we expected at announcement.”

Charles M. Shaffer, Seacoast’s Chief Financial Officer and Head of Strategy, said “At our investor day in early 2017, we laid out a vision for 2020 that showed significant improvement in Seacoast’s return on assets, return on tangible common equity and efficiency. This quarter’s performance demonstrates that we are on track to achieve these goals. Seacoast continues to show strong momentum in top line revenue, while continuing to create operating leverage using the data analytics and the digital tool set we built over the past three years.”

Guidance

The Company is reiterating its previous guidance of $1.28 to $1.32 adjusted earnings per share1 for full year 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

Impact of Hurricane Irma on Third Quarter 2017 Results

In early September, the State of Florida was preparing for the potential impact of dangerous category 5 Hurricane Irma. This caused a full two weeks of business interruption as a week was spent on preparation and a week on recovery. Ultimately, the storm made landfall in the Florida Keys as a category 4 storm and a second landfall in Marco Island in southwest Florida.

The impact of Hurricane Irma on the quarter was approximately $0.01 per share. Revenue was impacted in the form of waived service charges, slower activity in wealth management, and delayed closings on loans. Direct expenses totaled $0.4 million, comprised of compensation for staff working throughout the storm to ensure our customers had digital and web access at all times, remote support from our backup site in Nashville, Tennessee, and recovery expenses to bring our branch network back on-line. These direct incremental expenses were removed from the presentation of adjusted results.

In the days following the storm, we conducted site visits and inquiries with commercial customers throughout our markets to help assess potential recovery needs. We had direct conversations with commercial customers covering 69% of the commercial portfolio, and expect any credit-related impacts to be nominal.

Our branches and operations facilities suffered no meaningful damage.

Third Quarter 2017 Financial Highlights

Income Statement

•	Net income was $14.2 million, or $0.32 per average common diluted share, compared to $7.7 million or $0.18 for the prior quarter and $9.1 million or $0.24 for the third quarter of 2016. For the nine months ended September 30, 2017, net income was $29.8 million compared to $18.4 million for the nine months ended September 30, 2016. Adjusted net income[1] was $15.1 million, or $0.35 per average common diluted share, compared to $12.7 million or $0.29 for the prior quarter and $11.1 million or $0.29 for the third quarter of 2016. For the nine months ended September 30, 2017, adjusted net income[1] was $38.1 million compared to $27.3 million for the nine months ended September 30, 2016.

•	Net revenues were $57.2 million, an increase of $2.5 million or 5% compared to the prior quarter, and an increase of $9.7 million or 21% from the third quarter of 2016. For the nine months ended September 30, 2017, net revenues were $159.9 million, an increase of $29.9 million or 23% compared to the nine months ended September 30, 2016. Adjusted revenues[1] were $57.2 million, an increase of $2.6 million, or 5%, from the prior quarter and an increase of $10.0 million, or 21% from the third quarter of 2016. For the nine months ended September 30, 2017, adjusted revenues[1] were $159.9 million, an increase of $30.7 million or 24% compared to the nine months ended September 30, 2016.

•	Net interest income totaled $45.7 million, an increase of $1.6 million or 4% from the prior quarter and an increase of $8.3 million or 22% from the third quarter of 2016. For the nine months ended September 30, 2017, net interest income totaled $128.1 million, an increase of $25.9 million or 25% compared to the nine months ended September 30, 2016.

•	Noninterest income totaled $11.4 million, an increase of $0.9 million or 9% compared to the prior quarter and an increase of $1.4 million or 14% from the third quarter of 2016. For the nine months ended September 30, 2017, noninterest income totaled $31.8 million, an increase of $4.0 million or 14% compared to the nine months ended September 30, 2016. Mortgage banking fees increased quarter over quarter, primarily due to a $57.7 million sale of conforming salable mortgages originated in prior quarters, which resulted in $0.8 million in mortgage banking fee income. In addition, late in the third quarter the Company made a $30 million investment in bank owned life insurance at a first-year tax equivalent return of 6.2%.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

•	Net interest margin was 3.74% in the current quarter compared to 3.84% in the prior quarter and 3.69% in the third quarter of 2016. The decrease quarter over quarter was the result of lower accretion on both securities and loans when compared to the prior quarter, as well as higher interest expense on deposits and borrowings.

•	The provision for loan losses was $0.7 million compared to $1.4 million in the prior quarter and $0.6 million in the third quarter of 2016, reflecting the effect of sustained positive credit trends and lower net loan growth in the quarter.

•	Noninterest expense was $34.4 million compared to $41.6 million in the prior quarter and $33.4 million in the third quarter of 2016. For the nine months ended September 30, 2017, noninterest expense was $110.7 million compared to $100.6 million for the nine months ended September 30, 2016.

•	Merger related charges and costs related to several branch closures resulted in elevated expenses in the prior quarter totaling $7.0 million, compared to $0.4 million in the current quarter.
•	Adjusted noninterest expense[1] was $32.8 million compared to $33.8 million in the prior quarter, and $30.1 million in the third quarter of 2016. For the nine months ended September 30, 2017, adjusted noninterest expense[1] was $97.6 million compared to $85.4 million for the nine months ended September 30, 2016.

•	Seacoast recorded a $7.9 million income tax provision in the current quarter, compared to $3.9 million in the prior quarter and $4.3 million in the third quarter of 2016. Tax benefits in excess of stock-based compensation were $137 thousand in the current quarter, compared to $331 thousand in the prior quarter.

•	Third quarter 2017 adjusted revenues[1] increased 5% compared to prior quarter, while adjusted noninterest expense[1] decreased 3%, providing 8% operating leverage.

•	The efficiency ratio was 58.9% compared to 73.9% in the prior quarter and 68.6% in the third quarter of 2016. The adjusted efficiency ratio[1] decreased to 57.7% compared to 61.2% in the prior quarter and 63.1% in the third quarter of 2016.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

Balance Sheet

•	At September 30, 2017, the Company had total assets of $5.3 billion and total shareholders’ equity of $594.4 million. Book value per share was $13.67 and tangible book value per share was $10.95, compared to $13.29 and $10.55, respectively, at June 30, 2017.

•	Loan production was robust across all categories, despite the disruption of Hurricane Irma. Net loans totaled $3.4 billion at September 30, 2017, an increase of $54.7 million or 2% compared to June 30, 2017, and an increase of $612 million or 22% from September 30, 2016. Excluding acquisitions, loans increased $365 million or 13% from the third quarter of 2016.
•	Commercial originations reached a new record high of $146 million, up 34% compared to prior year quarter.
•	Consumer and small business originations were $86.9 million during the current quarter.
•	We continue to prudently manage CRE exposure. At 50% and 207% of total risk-based capital respectively, construction and land development and commercial real estate loan concentrations remain well below regulatory guidance.
•	Closed residential loans retained during the current quarter were $74 million.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) were $155 million in commercial, $64 million in mortgage, and $47 million in consumer and small business.
•	Commercial pipelines increased $9.0 million, or 6%, over prior quarter and $36.0 million, or 30%, over year-ago levels.
•	Mortgage pipelines were lower by $7.7 million, or 11%, from prior quarter and by $15.4 million, or 19%, compared to year-ago levels.
•	Consumer and small business decreased from prior quarter by $2.7 million, or 5%, and were higher than year-ago levels by $5.6 million, or 13%.

•	Total deposits were $4.1 billion as of September 30, 2017, an increase of $137 million, or 3%, compared to prior quarter and an increase of $602 million, or 17%, from the third quarter of 2016.
•	Since September 30, 2016, interest bearing deposits (interest bearing demand, savings and money markets deposits) increased $209 million, or 11%, to $2.2 billion, noninterest bearing demand deposits increased $116 million, or 10%, to $1.2 billion, and CDs increased $277 million, or 76%, to $643 million.
•	Excluding acquired deposits, noninterest bearing deposits increased 4% and total deposits increased 1% compared to September 30, 2016.
•	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding was $3.6 billion at September 30, 2017, flat compared to June 30, 2017 and an increase of 9% compared to September 30, 2016.
•	Overall cost of deposits in the current quarter is 0.22%, reflecting the significant value of the deposit franchise.

•	Third quarter return on average assets (ROA) was 1.06%, compared to 0.61% in the prior quarter and 0.82% from the third quarter of 2016. Return on average tangible assets (ROTA) was 1.12%, compared to 0.66% in the prior quarter and 0.88% in the third quarter of 2016. Adjusted ROTA[1] was 1.16% compared to 1.02% in the prior quarter and 1.01% in the third quarter of 2016.

Capital

•	The common equity tier 1 capital ratio (CET1) was 12.4%, total capital ratio was 14.8% and the tier 1 leverage ratio was 10.2% at September 30, 2017.
•	Tangible common equity to tangible assets was 9.1% at September 30, 2017, compared to 8.9% in the prior quarter, and 8.0% one year prior.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

Asset Quality

•	Nonperforming loans to total loans outstanding at September 30, 2017 decreased to 0.42% from 0.52% at June 30, 2017 and from 0.67% as of September 30, 2016.
•	Nonperforming assets to total assets declined to 0.40% at September 30, 2017 from 0.49% at June 30, 2017 and 0.69% one year ago. Of the $21.5 million in nonperforming assets, $4 million relates to five closed branch properties held as REO.
•	The ratio of allowance for loan losses to total loans was 0.77% at September 30, 2017, 0.78% at June 30, 2017, and 0.82% at September 30, 2016. The ratio of allowance for loan losses to non-acquisition related loans was 0.91% at September 30, 2017, 0.95% at June 30, 2017, and 0.98% at September 30, 2016. The decline in coverage in the non-acquired loan ALLL was the result of improved credit quality and loan mix as well as another quarter of nominal losses in this portfolio. Additionally, commercial and commercial real estate concentration risk continues to decline as we continue to maintain a well-diversified and granular portfolio.

FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)	3Q17	2Q17	1Q17	4Q16	3Q16

Selected Balance Sheet Data (at period end):
Total Assets	$5,340,299	$5,281,295	$4,769,775	$4,680,932	$4,513,934
Gross Loans	3,384,991	3,330,075	2,973,759	2,879,536	2,769,338
Total Deposits	4,112,600	3,975,458	3,678,645	3,523,245	3,510,493

Performance Measures:
Net Income	$14,216	$7,676	$7,926	$10,771	$9,133
Net Interest Margin	3.74%	3.84%	3.63%	3.56%	3.69%
Average Diluted Shares Outstanding (000)	43,792	43,556	39,499	38,252	38,170
Diluted Earnings Per Share (EPS)	$0.32	$0.18	$0.20	$0.28	$0.24
Return on (annualized):
Average Assets (ROA)	1.06%	0.61%	0.68%	0.94%	0.82%
Average Tangible Common Equity (ROTCE)	12.4	7.3	8.8	12.5	10.9
Efficiency Ratio	58.9	73.9	71.1	62.4	68.6

Adjusted Operating Measures [1]:
Adjusted Net Income	$15,145	$12,665	$10,270	$11,803	$11,061
Adjusted Diluted EPS	0.35	0.29	0.26	0.31	0.29
Adjusted ROTA	1.16%	1.02%	0.90%	1.05%	1.01%
Adjusted ROTCE	12.8	11.2	10.7	13.1	12.6
Adjusted Efficiency Ratio	57.7	61.2	64.7	60.8	63.1
Adjusted Noninterest Expenses as a Percentage of Average Tangible Assets	2.50	2.73	2.71	2.56	2.76

Other Data
Market Capitalization	$1,039,506	$1,047,361	$976,368	$838,762	$611,824
Full Time Equivalent Employees	762	759	743	725	731
Number of ATMs	74	76	76	77	80

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

Third Quarter and Year-to-Date 2017 Strategic Highlights

Modernizing How We Sell

•	In late September, we received OCC approval to acquire both NorthStar Bank and Palm Beach Community Bank. The acquisition of NorthStar Bank, headquartered in Tampa, Florida, will deepen our presence in the Tampa market and build upon our acquisition of GulfShore Bank completed in April 2017. The acquisition of Palm Beach Community Bank will expand our presence in the South Florida market and build upon our acquisition of Grand Bankshares Inc., completed in July 2015. NorthStar Bank closed on October 20th, 2017, and Palm Beach Community Bank is expected to close in the fourth quarter of this year. Both acquisitions are on track to perform as expected at announcement.
•	The proportion of deposit accounts opened outside of our banking centers this quarter continues to increase, with 13.3% of all deposit accounts this quarter opened through our website or 24/7 customer support center.
•	We have made significant progress in modernizing our retail and small business sales strategy, focusing on enhancing customer lifetime value. We also began development on a commercial analytics portal that will connect our commercial bankers with the analytics and insights that we have provided our retail and small business teams. This portal will provide daily insight into customer behaviors, emerging customer needs, and suggested opportunities to enhance relationship value.
•	We also kicked off a project to improve our loan origination process this quarter. This effort will extend well into 2018. Using technology, partners, and lean process improvement we’ll improve cycle times and strengthen the customer experience.

Lowering Our Cost to Serve

•	Mobile penetration increased during the quarter to more than 32% of eligible primary consumer checking customers from 29.5% in September of last year.
•	A new record 40% of checks are now deposited outside the banking center network, compared to 35% in September of last year.
•	In the first half of 2017, we consolidated five banking center locations. Looking forward into 2018, we expect to continue making progress towards our previously announced goal of reducing our branch footprint by 20% over a 24 to 36-month period.
•	Customer adoption of more convenient digital channels continues to grow. In September 2017, our non-teller transactions made up 52% of our total transaction volume, up from 43% two years ago. We expect this shift in customer preference to continue to accelerate, requiring continued focus on building a digitally integrated business model.

Driving Improvements in How Our Business Operates

•	Hurricane Irma tested our disaster recovery plans. Before the storm, we dispatched a team of operations and IT associates to our recovery site to Nashville, Tennessee. This enabled us to continue to operate the bank during and immediately following the storm to ensure our customers had digital and web access at all times. Our back-up customer support center provided uninterrupted, 24/7 customer service.
•	We recognized our first full quarter of savings due to the successful renegotiation of our agreement with a key technology and digital services provider. The agreement expands digital banking capabilities, improves service level agreements, and increases our ability to scale.
•	In August we announced the consolidation of our customer support center in Stuart. In the fourth quarter we’ll be migrating all customer support operations to our Orlando location which we launched early this year. The new, expanded site supports our 24/7 customer service model and our growth strategy.

Scaling and Evolving Our Culture

•	This quarter we on-boarded key talent in the areas of digital marketing and compliance. These important additions to the Seacoast team help position us for future growth.
•	We completed our annual United Way campaign in alignment with our Promise #4: to invest in you and your community, breaking records three years in a row for participation and funds raised to support our communities. We also participated in the American Cancer Society “Making Strides Against Breast Cancer” walk across all of our markets.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Friday, October 27, 2017 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 8290 746). Slides will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.com by selecting “Presentations” under the heading “Investor Services.” A replay of the call will be available for one month, beginning late afternoon of October 27, by dialing (888) 843-7419 and using passcode: 8290 746.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.com. The link is located in the subsection “Presentations” under the heading “Investor Services.” Beginning the afternoon of October 27, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.3 billion in assets and $4.1 billion in deposits as of September 30, 2017. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 45 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under “Special Cautionary Notice Regarding Forward-looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except per share data)	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Summary of Earnings
Net income	$14,216	$7,676	$7,926	$10,771	$9,133	$29,818	$18,431
Net interest income (1)	45,903	44,320	38,377	37,628	37,735	128,600	102,885
Net interest margin (1), (2)	3.74%	3.84%	3.63%	3.56%	3.69%	3.74%	3.67%

Performance Ratios
Return on average assets-GAAP basis (2)	1.06%	0.61%	0.68%	0.94%	0.82%	0.79%	0.60%
Return on average tangible assets (2),(3)	1.12	0.66	0.74	1.00	0.88	0.85	0.65
Adjusted return on average tangible assets (2), (3), (5)	1.16	1.02	0.90	1.05	1.01	1.03	0.91

Return on average shareholders’ equity-GAAP basis (2)	9.59	5.43	6.89	9.80	8.44	7.37	6.06
Return on average tangible shareholders’ equity-GAAP basis (2),(3)	12.45	7.25	8.77	12.51	10.91	9.57	7.61
Adjusted return on average tangible common equity (2), (3), (5)	12.80	11.22	10.74	13.14	12.56	11.65	10.59
Efficiency ratio (4)	58.93	73.90	71.08	62.36	68.60	67.70	75.69
Adjusted efficiency ratio (5)	57.69	61.20	64.65	60.84	63.14	60.98	65.62
Noninterest income to total revenue	20.06	19.16	20.61	20.96	20.68	19.92	21.21
Average equity to average assets	11.06	11.17	9.93	9.56	9.74	10.75	9.96

Per Share Data
Net income diluted-GAAP basis	$0.32	$0.18	$0.20	$0.28	$0.24	$0.70	$0.49
Net income basic-GAAP basis	0.33	0.18	0.20	0.29	0.24	0.72	0.50
Adjusted earnings (5)	0.35	0.29	0.26	0.31	0.29	0.90	0.73

Book value per share common	13.66	13.29	12.34	11.45	11.45	13.66	11.45
Tangible book value per share	10.95	10.55	10.41	9.37	9.35	10.95	9.35
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Other Data
Market capitalization (6)	1,039,506	1,047,361	976,368	838,762	611,824	1,039,506	611,824
Full-time equivalent employees	762	759	743	725	731	762	731
Number of ATMs	74	76	76	77	80	74	80
Full service banking offices	45	45	46	47	47	45	47
Registered online users	78,880	75,394	71,385	67,243	66,115	78,880	66,115
Registered mobile devices	58,032	55,013	50,729	47,131	44,128	58,032	44,128

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders’ equity less intangible assets.
(4)	Defined as (noninterest expense less gains, losses, and expenses on foreclosed properties) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(5)	Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures.”
(6)	Common shares outstanding multiplied by closing bid price on last day of each period.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					YTD
	2017			2016		September 30,	September 30,
(Dollars in thousands, except share and per share data)	Third	Second	First	Fourth	Third	2017	2016

Interest on securities:
Taxable	$8,823	$8,379	$8,087	$6,880	$6,966	$25,289	$19,253
Nontaxable	189	206	287	287	287	682	749
Interest and fees on loans	40,403	38,209	31,891	32,007	31,932	110,503	87,210
Interest on federal funds sold and other investments	664	604	510	517	429	1,778	1,152
Total Interest Income	50,079	47,398	40,775	39,691	39,614	138,252	108,364

Interest on deposits	930	854	624	622	679	2,408	1,971
Interest on time certificates	1,266	814	566	598	613	2,646	1,476
Interest on borrowed money	2,134	1,574	1,420	1,046	874	5,128	2,754
Total Interest Expense	4,330	3,242	2,610	2,266	2,166	10,182	6,201

Net Interest Income	45,749	44,156	38,165	37,425	37,448	128,070	102,163
Provision for loan losses	680	1,401	1,304	1,000	550	3,385	1,411
Net Interest Income After Provision for Loan Losses	45,069	42,755	36,861	36,425	36,898	124,685	100,752

Noninterest income:
Service charges on deposit accounts	2,626	2,435	2,422	2,612	2,698	7,483	7,057
Trust fees	967	917	880	969	820	2,764	2,464
Mortgage banking fees	2,138	1,272	1,552	1,616	1,885	4,962	4,248
Brokerage commissions and fees	351	351	377	480	463	1,079	1,564
Marine finance fees	137	326	134	115	138	597	558
Interchange income	2,582	2,671	2,494	2,334	2,306	7,747	6,893
Other deposit based EFT fees	100	114	140	125	109	354	352
BOLI income	836	757	733	611	382	2,326	1,602
Other	1,744	1,624	1,173	1,060	963	4,541	2,767
	11,481	10,467	9,905	9,922	9,764	31,853	27,505
Securities gains/(losses), net	(47)	21	0	7	225	(26)	361
Total Noninterest Income	11,434	10,488	9,905	9,929	9,989	31,827	27,866

Noninterest expenses:
Salaries and wages	15,627	18,375	15,369	12,476	14,337	49,371	41,620
Employee benefits	2,917	2,935	3,068	2,475	2,425	8,920	7,428
Outsourced data processing costs	3,231	3,456	3,269	3,076	3,198	9,956	10,440
Telephone / data lines	573	648	532	502	539	1,753	1,606
Occupancy	2,447	4,421	3,157	2,830	3,675	10,025	10,292
Furniture and equipment	1,191	1,679	1,391	1,211	1,228	4,261	3,509
Marketing	1,298	1,074	922	847	780	3,294	2,786
Legal and professional fees	2,560	3,276	2,132	2,370	2,213	7,968	7,226
FDIC assessments	548	650	570	661	517	1,768	1,704
Amortization of intangibles	839	839	719	719	728	2,397	1,767
Asset dispositions expense	117	136	53	84	219	306	469
Net loss/(gain) on other real estate owned and repossessed assets	(414)	161	(346)	(161)	(96)	(599)	(348)
Early redemption cost for Federal Home Loan Bank advances	0	0	0	0	0	0	1,777
Other	3,427	3,975	3,910	3,207	3,672	11,312	10,308
Total Noninterest Expenses	34,361	41,625	34,746	30,297	33,435	110,732	100,584

Income Before Income Taxes	22,142	11,618	12,020	16,057	13,452	45,780	28,034
Income taxes	7,926	3,942	4,094	5,286	4,319	15,962	9,603

Net Income	$14,216	$7,676	$7,926	$10,771	$9,133	$29,818	$18,431

Per share of common stock:

Net income diluted	$0.32	$0.18	$0.20	$0.28	$0.24	$0.70	$0.49
Net income basic	0.33	0.18	0.20	0.29	0.24	0.72	0.50
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	43,792,108	43,556,285	39,498,835	38,252,351	38,169,863	42,298,136	37,258,133
Average basic shares outstanding	43,151,248	42,841,152	38,839,284	37,603,789	37,549,804	41,626,356	36,626,290

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except share data)	2017	2017	2017	2016	2016

Assets
Cash and due from banks	$114,621	$88,133	133,923	$82,520	$89,777
Interest bearing deposits with other banks	10,657	20,064	10,914	27,124	77,606
Total Cash and Cash Equivalents	125,278	108,197	144,837	109,644	167,383

Time deposits with other banks	14,591	16,426	0	0	0

Securities:
Available for sale (at fair value)	996,799	1,016,744	909,275	950,503	866,613
Held to maturity (at amortized cost)	374,773	397,096	379,657	372,498	392,138
Total Securities	1,371,572	1,413,840	1,288,932	1,323,001	1,258,751

Loans held for sale	29,447	22,262	16,326	15,332	20,143

Loans	3,384,991	3,330,075	2,973,759	2,879,536	2,769,338
Less: Allowance for loan losses	(26,232)	(26,000)	(24,562)	(23,400)	(22,684)
Net Loans	3,358,759	3,304,075	2,949,197	2,856,136	2,746,654

Bank premises and equipment, net	57,092	56,765	58,611	58,684	59,035
Other real estate owned	7,142	8,497	7,885	9,949	12,734
Goodwill	101,747	101,739	64,649	64,649	64,649
Other intangible assets, net	16,102	16,941	13,853	14,572	15,291
Bank owned life insurance	118,762	88,003	85,237	84,580	44,044
Net deferred tax assets	43,951	52,195	55,834	60,818	58,848
Other assets	95,856	92,355	84,414	83,567	66,402
Total Assets	$5,340,299	$5,281,295	$4,769,775	$4,680,932	$4,513,934

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest demand	$1,284,118	$1,308,458	$1,225,124	$1,148,309	$1,168,542
Interest-bearing demand	935,097	934,861	870,457	873,727	776,480
Savings	379,499	376,825	363,140	346,662	340,899
Money market	870,788	861,119	821,606	802,697	858,931
Other time certificates	155,027	155,265	153,840	159,887	166,987
Brokered time certificates	281,551	149,270	66,741	7,342	8,218
Time certificates of $100,000 or more	206,520	189,660	177,737	184,621	190,436
Total Deposits	4,112,600	3,975,458	3,678,645	3,523,245	3,510,493

Securities sold under agreements to repurchase	142,153	167,558	183,107	204,202	167,693
Federal Home Loan Bank borrowings	389,000	395,000	302,000	415,000	305,000
Subordinated debt	70,451	70,381	70,311	70,241	70,171
Other liabilities	31,654	95,521	33,218	32,847	25,058
Total Liabilities	4,745,858	4,703,918	4,267,281	4,245,535	4,078,415

Shareholders’ Equity
Common stock	4,351	4,339	4,075	3,802	3,799
Additional paid in capital	576,825	574,842	510,806	454,001	453,007
Accumulated earnings/(deficit)	16,161	1,945	(5,731)	(13,657)	(24,427)
Treasury stock	(1,730)	(1,768)	(1,172)	(1,236)	(691)
	595,607	579,358	507,978	442,910	431,688
Accumulated other comprehensive income/(loss), net	(1,166)	(1,981)	(5,484)	(7,513)	3,831
Total Shareholders’ Equity	594,441	577,377	502,494	435,397	435,519
Total Liabilities & Shareholders’ Equity	$5,340,299	$5,281,295	$4,769,775	$4,680,932	$4,513,934

Common Shares Outstanding	43,512,179	43,458,973	40,715,938	38,021,835	38,025,020

Note: The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2017			2016
(Dollars in thousands)	Third	Second	First	Fourth	Third

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$612	$304	$211	$87	$(1,411)
Net charge-offs (recoveries) - acquired loans	(333)	(405)	(118)	141	(81)
Total net charge-offs (recoveries)	$279	$(101)	$93	$228	$(1,492)

TDR valuation adjustments	$169	$64	$49	$55	$83

Net charge-offs (recoveries) to average loans - non-acquired loans	0.07%	0.04%	0.03%	0.01%	(0.21)%
Net charge-offs (recoveries) to average loans - acquired loans	(0.04)	(0.05)	(0.02)	0.02	(0.01)
Total net charge-offs (recoveries) to average loans	0.03	(0.01)	0.01	0.03	(0.22)

Loan loss provision (recapture) - non-acquired loans	$795	$1,690	$1,504	$1,161	$649
Loan loss provision (recapture) - acquired loans	(115)	(289)	(200)	(161)	(99)
Total loan loss provision	$680	$1,401	$1,304	$1,000	$550

Allowance for loan losses - non-acquired loans	$25,822	$25,809	$24,487	$23,243	$22,225
Allowance for loan losses - acquired loans	410	191	75	157	459
Total allowance for loan losses	$26,232	$26,000	$24,562	$23,400	$22,684

Non-acquired loans at end of period	$2,837,490	$2,722,866	$2,572,549	$2,425,850	$2,272,275
Purchased noncredit impaired loans at end of period	537,057	594,077	388,228	440,690	484,006
Purchased credit impaired loans at end of period	10,443	13,132	12,982	12,996	13,057
Total loans	$3,384,990	$3,330,075	$2,973,759	$2,879,536	$2,769,338

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.91%	0.95%	0.95%	0.96%	0.98%
Total allowance for loan losses to total loans at end of period	0.77	0.78	0.83	0.81	0.82
Acquired loans allowance for loan losses to acquired loans at end of period	0.07	0.03	0.02	0.03	0.09
Discount for credit losses to acquired loans at end of period	2.77	3.37	4.25	4.18	4.24

End of Period
Nonperforming loans - non-acquired loans	$10,877	$10,541	$10,557	$11,023	$10,561
Nonperforming loans - acquired loans	3,498	6,632	6,428	7,048	7,876
Other real estate owned - non-acquired	1,748	1,748	2,790	3,041	3,681
Other real estate owned - acquired	1,632	1,645	1,203	1,203	1,468
Bank branches closed included in other real estate owned	3,762	5,104	3,892	5,705	7,585
Total nonperforming assets	$21,517	$25,670	$24,870	$28,020	$31,171

Restructured loans (accruing)	$16,181	$16,941	$18,125	$17,711	$19,272

Nonperforming loans to loans at end of period - non-acquired loans	0.38%	0.39%	0.41%	0.45%	0.46%
Nonperforming loans to loans at end of period - acquired loans	0.64	1.09	1.60	1.55	1.58
Allowance for loan losses to nonperforming loans - non-acquired loans	237.40	244.84	231.95	210.86	210.44
Total nonperforming loans to loans at end of period	0.42	0.52	0.57	0.63	0.67

Nonperforming assets to total assets - non-acquired	0.31%	0.33%	0.36%	0.42%	0.48%
Nonperforming assets to total assets - acquired	0.10	0.16	0.16	0.18	0.21
Total nonperforming assets to total assets	0.40	0.49	0.52	0.60	0.69

Average Balances
Total average assets	$5,316,119	$5,082,002	$4,699,745	$4,572,188	$4,420,438
Less: Intangible assets	118,364	114,563	78,878	79,620	80,068
Total average tangible assets	$5,197,755	$4,967,439	$4,620,867	$4,492,568	$4,340,370

Total average equity	$587,919	$567,448	$466,847	$437,077	$430,410
Less: Intangible assets	118,364	114,563	78,878	79,620	80,068
Total average tangible equity	$469,555	$452,885	$387,969	$357,457	$350,342

	September 30,	June 30,	March 31,	December 31,	September 30,
LOANS	2017	2017	2017	2016	2016

Construction and land development	$245,151	$230,574	$174,992	$160,116	$153,901
Commercial real estate	1,478,091	1,464,068	1,354,140	1,357,592	1,293,512
Residential real estate	941,169	991,144	893,674	836,787	833,413
Installment loans to individuals	184,485	178,595	165,039	153,945	145,523
Commercial and financial	535,457	465,138	385,189	370,589	342,502
Other loans	637	556	725	507	489
Total Loans	$3,384,990	$3,330,075	$2,973,759	$2,879,536	$2,769,338

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016

Customer Relationship Funding
Noninterest demand
Commercial	$997,749	$995,720	$916,940	$860,449	$892,876
Retail	217,809	238,506	234,109	220,134	209,351
Public funds	43,686	47,691	52,126	48,690	42,147
Other	24,874	26,541	21,949	19,036	24,168
	1,284,118	1,308,458	1,225,124	1,148,309	1,168,542

Interest-bearing demand
Commercial	156,176	155,178	117,629	102,320	100,824
Retail	670,705	659,906	613,121	591,808	567,286
Public funds	108,216	119,777	139,707	179,599	108,370
	935,097	934,861	870,457	873,727	776,480

Total transaction accounts
Commercial	1,153,925	1,150,898	1,034,569	962,769	993,700
Retail	888,514	898,412	847,230	811,942	776,637
Public funds	151,902	167,468	191,833	228,289	150,517
Other	24,874	26,541	21,949	19,036	24,168
	2,219,215	2,243,319	2,095,581	2,022,036	1,945,022

Savings	379,499	376,825	363,140	346,662	340,899

Money market
Commercial	360,567	351,871	313,094	286,879	313,200
Retail	431,325	427,575	414,886	411,696	411,550
Public funds	78,896	81,673	93,626	104,122	134,181
	870,788	861,119	821,606	802,697	858,931

Time certificates of deposit	643,098	494,195	398,318	351,850	365,641
Total Deposits	$4,112,600	$3,975,458	$3,678,645	$3,523,245	$3,510,493

Customer sweep accounts	$142,153	$167,558	$183,107	$204,202	$167,693

Total core customer funding (1)	$3,611,655	$3,648,821	$3,463,434	$3,375,597	$3,312,545

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2017						2016
	Third Quarter			Second Quarter			Third Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,356,276	$8,823	2.60%	$1,261,017	$8,379	2.66%	$1,264,345	$6,966	2.20%
Nontaxable	26,256	290	4.42	28,092	316	4.50	28,344	441	6.22
Total Securities	1,382,532	9,113	2.64	1,289,109	8,695	2.70	1,292,689	7,407	2.29

Federal funds sold and other investments	76,773	664	3.43	72,535	604	3.34	55,465	429	3.08

Loans, net	3,407,376	40,456	4.71	3,266,812	38,263	4.70	2,720,121	32,065	4.69

Total Earning Assets	4,866,681	50,233	4.10	4,628,456	47,562	4.12	4,068,275	39,901	3.90

Allowance for loan losses	(26,299)			(25,276)			(21,934)
Cash and due from banks	99,864			99,974			84,592
Premises and equipment	57,023			59,415			62,552
Intangible assets	118,364			114,563			80,068
Bank owned life insurance	95,759			87,514			43,860
Other assets	104,727			117,355			103,025

Total Assets	$5,316,119			$5,082,002			$4,420,438

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand	$927,278	$273	0.12%	$949,981	$262	0.11%	$781,620	$151	0.08%
Savings	377,729	52	0.05	378,989	51	0.05	331,685	41	0.05
Money market	870,166	605	0.28	868,427	541	0.25	864,228	487	0.22
Time deposits	548,092	1,266	0.92	432,805	814	0.75	374,852	613	0.65
Federal funds purchased and securities sold under agreements to repurchase	165,160	204	0.49	174,715	194	0.45	184,170	118	0.25
Federal Home Loan Bank borrowings	439,755	1,293	1.17	323,780	780	0.97	223,467	240	0.43
Other borrowings	70,409	637	3.59	70,343	600	3.42	70,137	516	2.93

Total Interest-Bearing Liabilities	3,398,589	4,330	0.51	3,199,040	3,242	0.41	2,830,159	2,166	0.30

Noninterest demand	1,276,779			1,283,255			1,131,073
Other liabilities	52,832			32,259			28,796
Total Liabilities	4,728,200			4,514,554			3,990,028

Shareholders’ equity	587,919			567,448			430,410

Total Liabilities & Equity	$5,316,119			$5,082,002			$4,420,438

Interest expense as a % of earning assets			0.35%			0.28%			0.21%
Net interest income as a % of earning assets		$45,903	3.74%		$44,320	3.84%		$37,735	3.69%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2017			2016
	Year to Date			Year to Date
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,299,128	$25,289	2.60%	$1,148,979	$19,252	2.23%
Nontaxable	27,388	1,047	5.10	24,919	1,150	6.16
Total Securities	1,326,516	26,336	2.65	1,173,898	20,403	2.32

Federal funds sold and other investments	68,766	1,778	3.46	72,708	1,152	2.12

Loans, net	3,199,408	110,668	4.62	2,500,613	87,531	4.68

Total Earning Assets	4,594,690	138,782	4.04	3,747,219	109,086	3.89

Allowance for loan losses	(25,211)			(20,564)
Cash and due from banks	101,858			86,227
Premises and equipment	58,401			60,927
Intangible assets	104,079			62,240
Bank owned life insurance	89,401			43,684
Other assets	111,661			97,730

Total Assets	$5,034,879			$4,077,463

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand	$904,175	$698	0.10%	$749,089	$467	0.08%
Savings	370,145	147	0.05	319,199	117	0.05
Money market	847,705	1,563	0.25	781,105	1,387	0.24
Time deposits	443,416	2,646	0.80	348,601	1,476	0.57
Federal funds purchased and securities sold under agreements to repurchase	173,601	551	0.42	188,551	374	0.26
Federal Home Loan Bank borrowings	396,610	2,775	0.94	150,862	864	0.77
Other borrowings	70,342	1,802	3.43	70,062	1,516	2.89

Total Interest-Bearing Liabilities	3,205,994	10,182	0.42	2,607,469	6,201	0.32

Noninterest demand	1,248,290			1,032,475
Other liabilities	39,414			31,439
Total Liabilities	4,493,698			3,671,383

Shareholders’ equity	541,181			406,080

Total Liabilities & Equity	$5,034,879			$4,077,463

Interest expense as a % of earning assets			0.30%			0.22%
Net interest income as a % of earning assets		$128,600	3.74%		$102,885	3.67%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles. Prior periods have been revised to conform with the current period presentation.

	QUARTER					YTD
	Third	Second	First	Fourth	Third	September 30,	September 30,
(Dollars in thousands except per share data)	2017	2017	2017	2016	2016	2017	2016

Net income	$14,216	$7,676	$7,926	$10,771	$9,133	$29,818	$18,431

BOLI income (benefits upon death)	0	0	0	0	0	0	(464)
Security gains	47	(21)	0	(7)	(225)	26	(361)
Total Adjustments to Revenue	47	(21)	0	(7)	(225)	26	(825)

Merger related charges	491	5,081	533	561	1,699	6,105	8,467
Amortization of intangibles	839	839	719	719	728	2,397	1,767
Business continuity expenses - Hurricane Irma	352	-	-	-	-	352	-
Branch reductions and other expense initiatives	(127)	1,876	2,572	163	894	4,321	3,194
Early redemption cost for FHLB advances	0	0	0	0	0	0	1,777
Total Adjustments to Noninterest Expense	1,555	7,796	3,824	1,443	3,321	13,175	15,205

Effective tax rate on adjustments	(673)	(2,786)	(1,480)	(404)	(1,168)	(4,939)	(5,545)
Adjusted Net Income	$15,145	$12,665	$10,270	$11,803	$11,061	$38,080	$27,266
Earnings per diluted share, as reported	0.32	0.18	0.20	0.28	0.24	0.70	0.49
Adjusted Earnings per Diluted Share	0.35	0.29	0.26	0.31	0.29	0.90	0.73
Average shares outstanding (000)	43,792	43,556	39,499	38,252	38,170	42,298	37,258

Revenue	$57,183	$54,644	$48,070	$47,354	$47,437	$159,897	$130,029
Total Adjustments to Revenue	47	(21)	0	(7)	(225)	26	(825)
Adjusted Revenue	57,230	54,623	48,070	47,347	47,212	159,923	129,204

Noninterest Expense	34,361	41,625	34,746	30,297	33,435	110,732	100,584
Total Adjustments to Noninterest Expense	1,555	7,796	3,824	1,443	3,321	13,175	15,205
Adjusted Noninterest Expense	32,806	33,829	30,922	28,854	30,114	97,557	85,379

Adjusted Noninterest Expense	32,806	33,829	30,922	28,854	30,114	97,557	85,379
Foreclosed property expense and net (gain)/loss on sale	(298)	297	(293)	(78)	124	(294)	121
Net Adjusted Noninterest Expense	33,104	33,532	31,215	28,932	29,990	97,851	85,258

Adjusted Revenue	57,230	54,623	48,070	47,347	47,212	159,923	129,204
Impact of FTE adjustment	154	164	211	204	287	529	722
Adjusted Revenue on a fully taxable equivalent basis	57,384	54,787	48,281	47,551	47,499	160,452	129,926
Adjusted Efficiency Ratio	57.7%	61.2%	64.7%	60.8%	63.1%	61.0	65.6%

Average Assets	$5,316,119	$5,082,002	$4,699,745	$4,572,188	$4,420,438	$5,034,879	$4,077,463
Less average goodwill and intangible assets	(118,364)	(114,563)	(78,878)	(79,620)	(80,068)	(104,079)	(62,240)
Average Tangible Assets	5,197,755	4,967,439	4,620,867	4,492,568	4,340,370	4,930,800	4,015,223

Return on Average Assets (ROA)	1.06%	0.61%	0.68%	0.94%	0.82%	0.79%	0.60%
Impact of removing average intangible assets and related amortization	0.06	0.05	0.06	0.06	0.06	0.06	0.05
Return on Tangible Average Assets (ROTA)	1.12	0.66	0.74	1.00	0.88	0.85	0.65
Impact of other adjustments for Adjusted Net Income	0.04	0.36	0.16	0.05	0.13	0.18	0.26
Adjusted Return on Average Tangible Assets	1.16	1.02	0.90	1.05	1.01	1.03	0.91

Average Shareholders’ Equity	$587,919	$567,448	$466,847	$437,077	$430,410	$541,181	$406,084
Less average goodwill and intangible assets	(118,364)	(114,563)	(78,878)	(79,620)	(80,068)	(104,079)	(62,240)
Average Tangible Equity	469,555	452,885	387,969	357,457	350,342	437,102	343,844

Return on Average Shareholders’ Equity	9.6%	5.4%	6.9%	9.8%	8.4%	7.4%	6.1%
Impact of removing average intangible assets and related amortization	2.8	1.9	1.9	2.7	2.5	2.2	1.5
Return on Average Tangible Common Equity (ROTCE)	12.4	7.3	8.8	12.5	10.9	9.6	7.6
Impact of other adjustments for Adjusted Net Income	0.4	3.9	1.9	0.6	1.7	2.0	3.0
Adjusted Return on Average Tangible Common Equity	12.8	11.2	10.7	13.1	12.6	11.6	10.6